U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2020

AKERS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-36268	22-2983783
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

201 Grove Road

Thorofare, New Jersey USA 08086

(Address of principal executive offices, including zip code)

(856) 848-8698

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	AKER	The NASDAQ Capital Market

Item 8.01 Other Events.

On November 17, 2020, Akers Biosciences, Inc. (the “Company”) closed a previously announced private placement of 9,765,933 shares of its common stock and warrants to purchase 9,765,933 shares of its common stock resulting in aggregate gross proceeds to the Company of approximately $18.1 million (the “Private Placement”). In connection with the Private Placement and pursuant to a previously reported engagement letter entered into by and among the Company and Katalyst Securities LLC (the “Placement Agent”), the Company also issued the Placement Agent a warrant to purchase up to 390,368 shares of the Company’s common stock at an exercise price of $1.85 (the “Placement Agent Warrant”). The Placement Agent Warrant will be exercisable at any time and from time to time, in whole or in part, following the date of issuance and for a term of five and a half years.

A form of the Placement Agent Warrant is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The description of the Placement Agent Warrant herein does not purport to be complete and is qualified in its entirety by reference to Exhibit 4.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Form of Placement Agent Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKERS BIOSCIENCES, INC.

Dated: November 18, 2020	/s/ Christopher C. Schreiber
Christopher C. Schreiber
Executive Chairman and President